                                                                    EXHIBIT 99.1

Contact:  Paul Muellner                                    FOR IMMEDIATE RELEASE
Chief Financial Officer
John Q. Hammons Hotels, Inc.
417-864-4300

                      JOHN Q. HAMMONS HOTELS, INC. REPORTS
                         2002 YEAR-END RESULTS, NARROWS
                               LOSSES FOR THE YEAR

(SPRINGFIELD, MO., February 19, 2003) ---- John Q. Hammons Hotels, Inc. (AMEX:
JQH) today reported on its fourth quarter and year-end 2002 results.

YEAR-TO-DATE RESULTS

Basic and diluted loss per share before extraordinary item for the twelve months ended January 3, 2003 was $0.19, compared to basic and diluted loss per share before extraordinary item of $0.59 for 2001. After giving effect to the extraordinary item (early retirement of debt), basic and diluted loss per share for 2002 was $0.54 compared to $0.61 for the same period in 2001. The 2002 results include ($0.35) applicable to the early retirement of debt, primarily relating to the refinancing of a significant portion of our long-term debt completed in May 2002. The 2001 results include ($0.02), also applicable to the early retirement of debt.

Net loss for the twelve months ended January 3, 2003 was $2.8 million, compared to a net loss of $3.1 million for the same period in 2001. A substantial portion of the loss for the 2002 twelve months can be attributed to the extraordinary item of $1.8 million (net of minority interest) discussed above. The extraordinary item for the 2001 twelve-month period was $0.1 million.

Total revenues for 2002 were $440.4 million, an increase of $3.7 million, or 0.8%, compared to 2001. We produced earnings before interest expense, taxes, depreciation and amortization, minority interest and extraordinary item (EBITDA) for the twelve months ended January 3, 2003 of $121.7 million, up slightly compared to $121.3 million in the 2001 period. EBITDA as a percentage of total revenue decreased slightly compared to the prior year, reflecting franchise termination fees related to hotel brand conversions, increased insurance expense and the temporary disruption of business during conversion periods for the four hotels mentioned below.

Revenue Per Available Room (RevPAR) was $62.68 for 2002, virtually equal to prior year's level of $62.90, while the upscale sector of the industry's RevPAR was down 4.7% as reported by Smith Travel Research. Our RevPAR results for the 2002 period are more than 27% higher than the hotel industry and almost 4% higher than the RevPAR recorded in the upscale hotel sector.

CHAIRMAN COMMENTS


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"At the end of another difficult year for our industry, we are pleased with our demonstrated ability to weather the downturns in the economy and we are positioned favorably for 2003. In 2002, we successfully refinanced our First Mortgage Notes giving us flexibility to continue our debt reduction and improve our balance sheet. We continued to invest capital in our hotels in addition to changing the brand affiliation of certain hotels to ensure they each remain at the top of their respective markets. We were able to complete these strategic goals while still maintaining our focus on providing an outstanding product, with minimal impact on our performance," stated Mr. John Q. Hammons, Chairman and Chief Executive Officer.

FOURTH QUARTER RESULTS

Fourth Quarter performance was adversely effected by increasing insurance costs, the conversion of our Albuquerque property to a Marriott from a Crowne Plaza in December and increases in marketing costs directly associated with the conversion of three of our hotels to the Marriott brand (i.e., guest frequency programs) as discussed below.

Net loss was $0.9 million for the 2002 fourth quarter compared to the 2001 net loss of $1.9 million. Basic and diluted loss per share for the three months ended January 3, 2003 was $0.18, compared to basic and diluted loss per share of $0.38 for the fourth quarter of 2001.

Total revenues for the 2002 fourth quarter were $111.9 million, an increase of $7.8 million, or 7.5%, compared to the 2001 fourth quarter. Revenue Per Available Room (RevPAR) was $56.62 for the 2002 fourth quarter, improving slightly from $56.46 in the 2001 fourth quarter.

Total earnings before interest expense, taxes, depreciation and amortization, minority interest and extraordinary item (EBITDA) were $29.5 million for the 2002 fourth quarter, down 3.3% compared to the 2001 EBITDA of $30.5 million.

FINANCING ACTIVITIES

During 2002, we reduced debt by $6.7 million, which included $15.1 million borrowed to provide for transaction costs incurred while refinancing our First Mortgage Notes. The current portion of long-term debt as of January 3, 2003 ($13.7 million) is attributable to principal amortization on various individual hotel mortgages and includes a $6 million mortgage (Springdale Hampton Inn), which matures in the fourth quarter of 2003. We intend to refinance that debt prior to maturity. This absence of any significant short-term maturities will allow us to proceed with our intentions of reducing debt and strengthening our balance sheet.

PORTFOLIO RESTRUCTURING

During the year, we made significant progress toward our previously stated plans of selectively converting the brands of some of our hotels to franchises considered more upscale in order to take advantage of market opportunities. These properties, located in Bowling Green, Kentucky (from an Independent to the Holiday Inn brand), in Houston, Texas and Coral Springs, Florida (replacing the Radisson brand with the Marriott brand), and in Albuquerque, New Mexico



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(replacing the Crowne Plaza brand with the Marriott brand) are beginning to produce positive results. Termination fees and temporary disruption of business were factors that inhibited performance for part of 2002 during each property's respective conversion period. The properties' RevPAR's were up substantially for January 2003 and continuing increases over prior year are expected into the future.

CAPITAL INVESTMENTS

We believe the quality of our assets is an important factor to the success of our company, and have continued to invest in our properties even throughout this difficult time for the industry. In 2002, we spent approximately $29 million in capital improvements, compared to approximately $32 million in 2001.

OPERATIONS OUTLOOK

We forecast that our first quarter 2003 year-over-year RevPAR comparisons will remain above last year's levels. January 2003 RevPAR increased 9.4% compared to January 2002, while January 2003 EBITDA from hotel operations increased 14.7% over the same period. We expect first quarter revenues to be 3-4% above 2002 first quarter, and forecast first quarter 2003 EBITDA to increase approximately 2-3% from the same period in 2002. By identifying new sources of revenue, we expect to increase our cash generation and will maintain focus on operational efficiencies. We perceive risks for 2003 to include the ongoing threat of domestic terrorist activities as well as a potential war with Iraq.

Although we are not developing new hotels, Mr. Hammons personally has numerous projects in various stages of development, including properties in Tulsa and Oklahoma City, Oklahoma, and in Bentonville and Hot Springs, Arkansas.

We are a leading independent owner and manager of affordable upscale, full service hotels located primarily in key secondary markets. We own 47 hotels located in 20 states, containing 11,629 guest rooms or suites, and manage nine additional hotels located in five states, containing 2,075 guest rooms or suites. The majority of these 56 hotels operate under the Embassy Suites, Holiday Inn and Marriott trade names. Most of our hotels are located near a state capitol, university, convention center, corporate headquarters, office park or other stable demand generator. For more information about John Q. Hammons Hotels, please visit our website at www.jqhhotels.com.


                                      ***

NOTE -- FORWARD-LOOKING STATEMENTS: Certain statements in this press release contain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, regarding, among other things, our business strategy, prospects and financial position. These statements contain the words "believe," "anticipate," "estimate,"



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"expect," "project," "intend," "may," "will," and similar words. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by such forward looking statements. Such factors include, among others:

         -    General economic conditions;
         -    Competition;
         -    Changes in operating costs, particularly energy and labor costs;
         - Unexpected events, such as the September 11, 2001 terrorist attacks;
         - Risks of hotel operations, such as hotel room supply exceeding demand, increased energy and other travel costs and general industry downturns;
         -    Seasonality of the hotel business;
         -    Cyclical over-building in the hotel and leisure industry;
         - Requirements of franchise agreements, including the right of some franchisors to immediately terminate their respective agreements if we breach certain provisions; and
         -    Costs of complying with applicable state and federal regulations.

         These risks and uncertainties should be considered in evaluating any forward looking statements contained in this press release. We undertake no obligation to update or revise publicly any forward looking statement, whether as a result of new information, future events or otherwise, other than as required by law.



                             - - Tables Attached - -





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

                          JOHN Q. HAMMONS HOTELS, INC.
                                  AND COMPANIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                       (000'S omitted, except share data)

                                                                       THREE MONTHS ENDED (a)        TWELVE MONTHS ENDED (a)
                                                                        JAN. 3,       DEC. 28,       JAN. 3,        DEC. 28,
                                                                         2003          2001           2003           2001
                                                                     -----------    -----------    -----------    -----------
REVENUES:
  Rooms                                                              $    64,555    $    59,772    $   270,534    $   266,353
  Food and beverage                                                       33,472         32,053        117,810        118,042
  Meeting room rental, related party management fee and other             13,854         12,319         52,036         52,263
                                                                     -----------    -----------    -----------    -----------
     Total revenues                                                      111,881        104,144        440,380        436,658

OPERATING EXPENSES:
  Direct operating costs and expenses:
     Rooms                                                                17,418         15,304         68,917         68,061
     Food and beverage                                                    25,239         23,480         91,310         94,690
     Other                                                                   734            727          3,179          3,288

  General, administrative, sales and management expenses                  34,124         29,889        136,866        131,522

  Repairs and maintenance                                                  4,875          4,261         18,387         17,847

  Depreciation and amortization                                           14,911         21,143         54,202         62,174
                                                                     -----------    -----------    -----------    -----------

     Total operating costs                                                97,301         94,804        372,861        377,582
                                                                     -----------    -----------    -----------    -----------

INCOME FROM OPERATIONS                                                    14,580          9,340         67,519         59,076

OTHER (INCOME) EXPENSE:
  Interest income                                                            262            282          1,018          1,909
  Interest expense and amortization of deferred financing fees           (18,574)       (17,529)       (71,989)       (72,884)
                                                                     -----------    -----------    -----------    -----------

LOSS BEFORE MINORITY INTEREST, PROVISION FOR
  INCOME TAXES, AND EXTRAORDINARY ITEM                                    (3,732)        (7,907)        (3,452)       (11,899)
  Minority interest in losses of partnership                               2,834          6,009          2,622          9,044
                                                                     -----------    -----------    -----------    -----------

LOSS BEFORE PROVISION FOR INCOME TAXES AND
  EXTRAORDINARY ITEM                                                        (898)        (1,898)          (830)        (2,855)
  Provision for income taxes                                                 (30)           (30)          (150)          (150)
                                                                     -----------    -----------    -----------    -----------

LOSS BEFORE EXTRAORDINARY ITEM                                              (928)        (1,928)          (980)        (3,005)
  Extraordinary Item: Cost of early extinguishment of debt, net of
   applicable tax benefit and minority interest                               (6)           -           (1,781)          (114)
                                                                     -----------    -----------    -----------    -----------
NET LOSS                                                             $      (934)   $    (1,928)   $    (2,761)   $    (3,119)
                                                                     -----------    -----------    -----------    -----------
BASIC AND DILUTED LOSS PER SHARE:
  Loss before extraordinary item                                     $     (0.18)   $     (0.38)   $     (0.19)   $     (0.59)
  Extraordinary item                                                       (0.00)          0.00          (0.35)         (0.02)
                                                                     -----------    -----------    -----------    -----------
  Per share net loss allocable to company                            $     (0.18)   $     (0.38)   $     (0.54)   $     (0.61)
                                                                     ===========    ===========    ===========    ===========

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING                  5,083,829      5,076,279      5,081,285      5,071,772
                                                                     ===========    ===========    ===========    ===========

(a) The three months ended January 3, 2003, contain 14 weeks, or 98 days, while the three months ended December 28, 2001, contain 13 weeks, or 91 days. Likewise, the twelve months ended January 3, 2003, contain 53 weeks, or 371 days, while the twelve months ended December 28, 2001, contain 52 weeks, or 364 days.

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                          JOHN Q. HAMMONS HOTELS, INC.
                                  AND COMPANIES
      (AMOUNTS IN THOUSANDS EXCEPT EARNINGS PER SHARE AND OPERATING DATA)


                                                       THREE MONTHS ENDED     TWELVE MONTHS ENDED
                                                       JAN. 3,    DEC. 28,     JAN. 3,    DEC. 28,
                                                        2003        2001        2003        2001
                                                      --------    --------    --------    --------
RECONCILIATION OF INCOME FROM OPERATIONS TO EBITDA:
Income from Operations                                $ 14,580    $  9,340    $ 67,519    $ 59,076
Depreciation and Amortization                           14,911      21,143      54,202      62,174
                                                      --------    --------    --------    --------
EBITDA (a)                                            $ 29,491    $ 30,483    $121,721    $121,250

EBITDA MARGIN (% OF TOTAL REVENUE)                        26.4%       29.3%       27.6%       27.8%

(a) EBITDA is defined as income before interest expense, income tax expense, depreciation and amortization, minority interest and extraordinary item. Management considers EBITDA to be one measure of the cash flows from operations of the Company before debt service that provides a relevant basis for comparison, and EBITDA is presented to assist investors in analyzing the performance of the Company. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States, nor should it be considered as an indicator of the overall financial performance of the Company. The Company's calculation of EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.

TOTAL OWNED HOTELS:
Occupancy                                                  57.8%         58.5%         63.8%         62.9%
Average Room Rate                                         $97.95        $96.47        $98.31       $100.07
RevPar (Room Revenue per available room)                  $56.62        $56.46        $62.68        $62.90




                                                        JAN. 3,    DEC. 28,  DEC. 29,
                                                         2003       2001       2000
                                                     -----------------------------------
SELECTED BALANCE SHEET DATA
---------------------------
Current Assets                                         $ 52,020   $ 60,673   $ 67,208

Total Assets                                           $859,972   $881,724   $920,884

Current Liabilities Excluding Debt                     $ 40,789   $ 45,072   $ 48,387

Current Portion of Debt                                $ 13,683   $ 38,862   $ 56,258

Total Debt Including Current Portion                   $806,342   $813,007   $836,707

Total Cash and Equivalents and Marketable Securities   $ 35,358   $ 44,196   $ 49,171

Net Debt                                               $770,984   $768,811   $787,536














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